INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-51927 of HCB Bancshares, Inc. on Form S-8 of our report dated August 16, 2000, incorporated by reference in the Annual Report on Form 10-K of HCB Bancshares, Inc. for the year ended June 30, 2000.


/s/ Deloitte & Touche LLP


Little Rock, Arkansas
September 26, 2000